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                                                                 Exhibit 16.1

May 28, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 27, 1999 of Ride, Inc. and are in agreement with the statements contained in paragraphs one, two, three and five on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained in paragraph four on page 2 therein.



                                        ERNST & YOUNG LLP

Seattle, Washington